Exhibit 10.6

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is entered into by and among TEXAS CAPITAL BANK, a Texas state bank, as Administrative Agent, Collateral Agent and Issuing Bank, the Lenders under the Existing Credit Agreement (as defined below) that are signatories hereto, and DBR LAND HOLDINGS LLC, a Delaware limited liability company, as Borrower, and is dated September 16, 2026 (the “Second Amendment Effective Date”).

R E C I T A L S:

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders are party to that certain Revolving Credit Agreement dated November 18, 2025 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement; and

WHEREAS, the Lenders are willing to amend the Existing Credit Agreement under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders hereby agree as follows:

1.
Definitions. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement after giving effect to this Amendment. Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement.
2.
Amendments to Credit Agreement. Subject to satisfaction of the conditions to effectiveness set forth in Section 3 of this Amendment, the parties hereto agree that, effective as of the Second Amendment Effective Date:
(a)
Section 1.1 of the Existing Credit Agreement is hereby amended by (i) amending and restating the defintion of “Subsidiary” and (ii) adding new definitions for “Permitted 1031 Exchange Transaction”, “Second Amendment Effective Date” and “Second Amendment to Credit Agreement” thereto in proper alphabetical order to read as follows:

“Permitted 1031 Exchange Transaction” means any transaction (or series of related transactions) effected as a real property exchange intended to qualify, in whole or in majority part, as nonrecognition of gain or loss under Section 1031 of the Code (which would include any “parking” of property with a nationally recognized exchange accommodator through exchange accommodation documentation or the acquisition of replacement property, and any loans, advances or other extensions of credit by the Borrower or any Restricted Subsidiary to an exchange accommodation titleholder or qualified intermediary to fund the acquisition of replacement property or otherwise facilitate such exchange, and the holding by a qualified intermediary of sale proceeds or exchange funds pending completion of the exchange); provided that in the case of any reverse exchange, (x) the Borrower provides reasonable advance notice to the Administrative Agent, (y) the Borrower delivers or causes to be delivered to an exchange accommodation titleholder or qualified intermediary the funds necessary to acquire the replacement property (including by way of any loan, advance or other extension of credit), and (z) the Borrower delivers to the Administrative Agent copies of the qualified exchange accommodation agreement, lease and purchase documentation between the Borrower and the exchange accommodation titleholder with respect to such transaction promptly following the execution thereof.

“Second Amendment Effective Date” means the date on which each of the conditions set forth in Section 3 of the Second Amendment to Credit Agreement have been satisfied or waived in accordance with the terms thereof, as declared by the Administrative Agent pursuant to such Section 3 (anticipated to occur on or about the date of the Second Amendment to Credit Agreement).

“Second Amendment to Credit Agreement” means the Second Amendment to Credit Agreement dated September 16, 2026 by and among the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders party thereto and the Borrower.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person; provided that, in the case of this clause (iii), the term “Subsidiary” shall not include any entity formed in connection with a Permitted 1031 Exchange Transaction with respect to which the Borrower's management is limited to the management or operation of such entity and its assets until completion of the applicable Permitted 1031 Exchange Transaction and the acquisition of shares by the Borrower (directly or indirectly) as provided in clauses (i) or (ii) above. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

(b)
Section 5.18 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.18. Use of Proceeds. The proceeds of the Revolving Loans and all Letters of Credit shall be used in part (a) to consummate the Existing Facility Refinancing and to pay Transaction Expenses, and (b) for other working capital and general corporate purposes (including the financing of acquisitions, funding of Capital Expenditures and funding of Permitted 1031 Exchange Transactions).”

(c)
Section 5.22 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.22. Loan Party Accounts. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, at all times (i) use the financial institution serving as Administrative Agent as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts, and (ii) maintain all of its deposit accounts (other than Excluded Accounts) with financial institutions that are Lenders or serving as the Administrative Agent; provided, that funds held by or on behalf of a qualified intermediary or exchange accommodation titleholder in connection with a Permitted 1031 Exchange Transaction shall not be considered deposit accounts or funds of any Loan Party for purposes of this Section 5.22.”

(d)
Clause (i) of Section 7.5 of the Existing Credit Agreement is hereby amended by replacing the occurrence of “$50,000,000” therein with “$100,000,000”.
(e)
Clause (l) of Section 7.5 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(l) any swap of assets (including any Permitted 1031 Exchange Transactions) in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries, as a whole, as determined in good faith by the management of the Borrower;”

(f)
The word “and” is hereby added immediately after clause (s) of Section 7.5 of the Existing Credit Agreement, and a new clause (t) is hereby added immediately thereafter (and prior to the proviso at the end of such Section 7.5) to read as follows:

“(t) subject to the condition that no Default or Event of Default shall exist or would immediately result from such Disposition, Dispositions of surface acreage (together with any improvements, appurtenances and other associated real property interests appurtenant to or customarily conveyed with such surface acreage), so long as, at the time of and on a pro forma basis after giving effect to any such Disposition, the aggregate surface acreage Disposed of under this clause (t) during the Borrower’s then-current fiscal year does not exceed 10% of the aggregate surface acreage of the Loan Parties (measured as of the last day of the Borrower’s most recently ended fiscal quarter);”

3.
Conditions to Effectiveness. This Amendment shall be effective upon the Administrative Agent’s receipt of the following, in each case in form and substance reasonably satisfactory to the Administrative Agent:
(a)
Second Amendment to Credit Agreement. Counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Lenders and acknowledged and agreed by the Guarantors;
(b)
Fee Letter. A supplemental Fee Letter executed by the Borrower setting forth its obligation to pay such additional fees as the Administrative Agent may require; and
(c)
Fees. Evidence that all fees required to be paid to the Administrative Agent and/or the Lenders on or before the Second Amendment Effective Date pursuant to the Fee Letter contemplated by clause (b) preceding have been paid or have been authorized by the Borrower to be debited from an account of the Borrower maintained with the Administrative Agent.

The Administrative Agent may accept pdfs of executed versions of the above agreements and instruments for purposes of closing, provided, that originals of all such agreements and instruments shall be promptly delivered to the Administrative Agent or its counsel in such number of original counterparts as the Administrative Agent may reasonably request. The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 10.2(b) of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

4.
Insurance. Not later than thirty (30) days following the date of this Amendment, the Borrower shall deliver to the Administrative Agent one or more updated insurance certificates reflecting coverage of all entities that have become Subsidiary Guarantors since the Effective Date, and which otherwise satisfy the requirements of Section 5.7 of the Credit Agreement.
5.
Further Assurances. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries and each other Loan Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Administrative Agent or any Lender to carry out the provisions and purposes of this Amendment and the other Loan Documents and to create, preserve, and perfect the Liens of the Administrative Agent in the Collateral.
6.
Benefit of Conditions. All of the conditions in this Amendment and the Credit Agreement are solely for the benefit of the Administrative Agent and the Lenders, and no Person other than the Administrative Agent and the Lenders may rely thereon or insist on compliance therewith.

7.
Ratification. The Borrower and, by its execution of an acknowledgement and agreement hereto, each Guarantor, hereby ratifies all of its Obligations under the Existing Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment. Without limiting the generality of the foregoing, each Loan Party hereby confirms, ratifies and agrees that (i) the Guarantee and Security Agreement dated November 25, 2025 and executed by the Loan Parties in favor of the Administrative Agent remains in full force and effect, (ii) the modifications to the Existing Credit Agreement and the other Loan Documents contemplated hereby do not constitute a novation, and (iii) the security interests granted under the aforementioned Security Agreement and under the Mortgages, as applicable, continue to secure the Obligations with their original priority, as such Obligations may be increased from time to time. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that, pursuant to the terms of the Guaranty, each Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations, as such Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents. Nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of the Lenders created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained therein.
8.
Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms, (c) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower, (d) all of the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) on and as of the date of this Amendment, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in the case of such representations and warranties that contain a materiality qualification, in all respects) as of such earlier date, and (e) both immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
9.
No Tax Advice. Neither the Administrative Agent nor any Lender has provided any tax advice to the Borrower or any Guarantor (including without limitation, potential tax implications or compliance with applicable tax laws) in connection with the Loans or any Dispositions in reliance on Section 7.5 of the Credit Agreement, and the Loan Parties waive any claims against the Administrative Agent and/or the Lenders resulting therefrom, INCLUDING WITHOUT LIMITATION ALL CLAIMS RESULTING FROM THE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY of the Administrative Agent and/or any Lender. The Loan Parties should consult their own independent attorneys and other tax advisors regarding the tax implications of the Loans and any proposed Dispositions, including whether or not any transaction will qualify as part of a proposed tax deferred exchange under Section 1031 of the Internal Revenue Code.
10.
RELEASE OF CLAIMS. Each of the Borrower and the Guarantors, for itself, its successors and assigns and all those at interest therewith (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders and their respective officers, directors, shareholders, employees, agents, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties, have or hereafter may have arising out of any act, occurrence, transaction, or omission occurring from the beginning of time to the date of execution of this Amendment if related to the Loan Documents (the “Released Claims”), except that (i) the future duties and obligations of the Lenders under the Loan Documents and the rights of the Loan Parties to their respective funds on deposit with the Lenders shall not be included in the term Released Claims and (ii) the right of the Borrower to require the correction of manifest accounting errors and similar administrative errors shall not be included in the term Released Claims. IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE BAD FAITH, NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.
11.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Amendment.
12.
Effect. This Amendment is one of the Loan Documents. Except as amended hereby, the Existing Credit Agreement shall remain unchanged and in full force and effect, and the Loan Parties hereby ratify the terms of the Credit Agreement (as amended hereby), including without limitation the provisions of Section 10.3, Section 10.5 and Section 10.6 thereof, which are incorporated herein, mutatis mutandis.

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ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, this Amendment is deemed executed effective as of the date first above written.

BORROWER:

DBR LAND HOLDINGS LLC

By: /s/ Scott McNeely

Print: Scott McNeely
Title: Executive Vice President and Chief

Financial Officer

Signature Page - Second Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

TEXAS CAPITAL BANK, as the Administrative Agent, as the Collateral Agent, as the Issuing Bank and as a Lender

By: /s/ Casey Lowary

Print: Casey Lowary
Title: Managing Director

BANK OZK, as a Lender

By: /s/ Arth Patel

Print: Arth Patel
Title: Director

BARCLAYS BANK PLC, as a Lender

By: /s/ Sydney G. Dennis

Print: Sydney G. Dennis
Title: Director

CAPITAL FARM CREDIT, ACA, as a Lender and as Title Agent

By: /s/ Vladimir Kolesnikov

Print: Vladimir Kolesnikov
Title: Capital Markets Director

CITIBANK, N.A., as a Lender

By: /s/ Larry Washington

Print: Larry Washington
Title: Director

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Elizabeth Tosin

Print: Elizabeth Tosin
Title: Authorized Signatory

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Michael Magee, Jr.

Print: Michael Magee, Jr.
Title: Authorized Agent

Signature Page - Second Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Tyler Branch

Print: Tyler Branch
Title: Authorized Officer

TRUIST BANK, as a Lender

By: /s/ Farhan Iqbal

Print: Farhan Iqbal
Title: Director

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Emily Board

Print: Emily Board
Title: Vice President

Signature Page - Second Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)

Each of the Guarantors (a) acknowledges and approves the foregoing Amendment, (b) confirms that its Guaranty is in full force and effect, (c) acknowledges and agrees that its liability under its Guaranty shall not be reduced, limited or lessened by the execution and delivery of this Amendment by the parties thereto, and (d) agrees to the release of claims in the foregoing Amendment.

GUARANTORS:

CBP LAND LLC,

CBP LAND PARTNERS LLC,

DBR 302 LLC,

DBR LAND LLC,

DBR DESERT LLC,

DBR OPERATING LLC,

DBR REEVES LLC,

DBR REIT LLC,

DELAWARE BASIN RANCHES INC.,

PECOS RENEWABLES LLC, and

PLATFORM WATER SERVICES, LLC

By: /s/ Scott McNeely

Print: Scott McNeely
Title: Executive Vice President and Chief

Financial Officer

Signature Page - Second Amendment to Credit Agreement

(DBR Land Holdings LLC Credit Facility)